                                                                  EXHIBIT (a)(5)

                       PACIFIC GAS AND ELECTRIC COMPANY

                          OFFER TO PURCHASE FOR CASH
             SHARES OF ITS 7.44% REDEEMABLE FIRST PREFERRED STOCK
             ($25 PAR VALUE), SHARES OF ITS 7.04% REDEEMABLE FIRST
               PREFERRED STOCK ($25 PAR VALUE) AND SHARES OF ITS
            6 7/8% REDEEMABLE FIRST PREFERRED STOCK ($25 PAR VALUE)

 -------------------------------------------------------------------------------
       THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT
       12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, NOVEMBER 20, 1995
                         UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------

To Our Clients:

  Enclosed for your consideration are the Offer to Purchase, dated October 23, 1995 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer") setting forth an offer by Pacific Gas and Electric Company, a California corporation (the "Company"), to purchase up to 4,850,000 shares (the "7.44% Shares") of its 7.44% Redeemable First Preferred Stock ($25 par value) (the "7.44% Preferred"), 2,910,000 shares (the "7.04% Shares") of its 7.04% Redeemable First Preferred Stock ($25 par value) (the "7.04% Preferred") and 4,850,000 shares (the "6 7/8% Shares") of its 6 7/8% Redeemable First Preferred Stock ($25 par value) (the "6 7/8% Preferred," the 7.44% Preferred and the 7.04% Preferred, each a "Series of Preferred") (together, the "Shares"), at prices of $25.85 per 7.44% Share, $26.80 per 7.04% Share and $25.25 per 6 7/8% Share net to the seller in cash, upon the terms and subject to the conditions of the Offer. The Company will purchase all Shares validly tendered and not withdrawn, up to the amount sought, upon the terms and subject to the conditions of the Offer, including the provisions thereof relating to proration (as described in the Offer to Purchase).

  We are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

  We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

  Your attention is invited to the following:

    (1) The Offer is for up to 4,850,000 7.44% Shares, constituting 97% of the total 7.44% Shares outstanding as of October 20, 1995, 2,910,000 7.04% Shares, constituting 97% of the total 7.04% Shares outstanding as of October 20, 1995 and 4,850,000 6 7/8% Shares, constituting 97% of the total 6 7/8% Shares outstanding as of October 20, 1995. The Offer is not conditioned upon any minimum number of Shares being tendered but is subject to certain other conditions.

    (2) The Offer, proration period and withdrawal rights will expire at 12:00 midnight, New York City time, on Monday, November 20, 1995, unless the Offer is extended with respect to a Series of Preferred. Your instructions to us should be forwarded to us in ample time to permit us to submit a tender on your behalf. If you would like to withdraw your Shares that we have tendered, you can withdraw them so long as the Offer remains open or at any time after the expiration of forty business days from the commencement of the Offer if they have not been accepted for payment.

    (3) As described in the Offer to Purchase, if more than 4,850,000 7.44% Shares, more than 2,910,000 7.04% Shares or more than 4,850,000 6 7/8% Shares (or, if decreased as provided in the Offer, such lesser amount as the Company may elect to purchase) have been validly tendered and not withdrawn on or prior to the applicable Expiration Date (as defined in the Offer to Purchase), the Company will purchase 7.44% Shares, 7.04% Shares or 6 7/8% Shares, as applicable, from all tendering holders on a pro rata basis, subject to adjustment to avoid the purchase of fractional Shares.

    (4) Any stock transfer taxes applicable to the sale of Shares to the Company pursuant to the Offer will be paid by the Company, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

  NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO ANY SHAREHOLDER AS TO WHETHER TO TENDER ALL OR ANY SHARES. SHAREHOLDERS MUST MAKE THEIR OWN DECISION AS TO WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER.

  If you wish to have us tender any or all of your Shares held by us for your account upon the terms and subject to the conditions set forth in the Offer, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the expiration of the Offer.

  The Offer is being made to all holders of Shares. The Company is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to a valid state statute. If the Company becomes aware of any valid state statute prohibiting the making of the Offer, the Company will make a good faith effort to comply with such statute. If, after such good faith effort, the Company cannot comply with such statute, the Offer will not be made to, nor will tenders be accepted from or on behalf of, holders of Shares in such state. In those jurisdictions who securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Company by the Dealer Managers or one or more registered brokers or dealers licensed under the laws of such jurisdictions.

                                 Instructions
                  With Respect to Offer to Purchase for Cash
Up to 4,850,000 Shares of 7.44% Redeemable First Preferred Stock ($25 par
                                    value),
2,910,000 Shares of 7.04% Redeemable First Preferred Stock ($25 par value) and
  4,850,000 Shares of 6 7/8% Redeemable First Preferred Stock ($25 par value)
                                      of
                       Pacific Gas and Electric Company

  The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated October 23, 1995, and the related Letter of Transmittal (which together constitute the "Offer") in connection with the Offer by Pacific Gas and Electric Company (the "Company") to purchase up to 4,850,000 shares of 7.44% Redeemable First Preferred Stock ($25 par value) (the "7.44% Shares") at a price of $25.85 per 7.44% Share, 2,910,000 shares of 7.04% Redeemable First Preferred Stock ($25 par value) (the "7.04% Shares") at a price of $26.80 per 7.04% Share, and 4,850,000 shares of 6 7/8% Redeemable First Preferred Stock ($25 par value) (the "6 7/8% Shares") at a price of $25.25 per 6 7/8% Share (together, the "Shares"), net to the undersigned in cash.

  This will instruct you to tender to the Company the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions of the Offer.

--------------------------------------------------------------------------------
 Number of 7.44% Shares to be Tendered:___________________________  Shares*

 Number of 7.04% Shares to be Tendered:___________________________  Shares*

 Number of 6 7/8% Shares to be Tendered:__________________________  Shares*

 Dated:___________________________ , 1995
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   SIGN HERE

 Signature(s): _____________________________________________________________

 Name(s): __________________________________________________________________

 Address: __________________________________________________________________

 Social Security or Taxpayer ID No.: _______________________________________
--------------------------------------------------------------------------------
--------
* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

                                       3